TBS INTERNATIONAL PLC & SUBSIDIARIES                EXHIBIT 10.25

BERENBERG BANK

TRS Shipping Services Inc.
Mr Ferdinand V, Lepere
612 East Grassy Sprain Road
Yonkers
New York 10710
USA
Fax No.: +1 (914) 961 0567

Grainger Maritime Corp,
e/o 'I13S International Limited
Mr William J. Carr
Suite 306, Commerce Building
One Chancery Lane
Hamilton HM12
Bermuda
Fax No.: +1 (441) 295-4957

Loan Agreement dated 19 June 2008 (the "Loan Agreement") Here: Waiver Request for the Asset Protection Clause

Dear Sirs,

We hereby give our consent to suspend the asset protection clause according to paragraph 10.2 (b) of the Loan Agreement through 31 March 2010 under the following conditions:

•
You will prepay an amount ofUSD 812,500.00 on 18 January 2010 representing the instalment of USD 812,500.00 due on 22 March 2010. The next regular repayment instalment will become due on 22 June 2010 as per the attached repayment schedule.

Grainger Maritime Corp
Account/Customer					Currency:
No.: 23281					USC
REPAYMENT SCHEDULE
Installment: quarterly

No.	Due Date	Interest	Instalment	Total amount	Outstanding

	30.12.09				8.125.000,00
1	18.01.10		812.500,00	812.500,00	7.312.500,00
2	22.06.10		812.500,00	812.500,00	6.500.000,00
3	22.09.10		812.500,00	812.500,00	5.687.500,00
4	22.12.10		812.500,00	812.500,00	4.875.000,00
5	22.03.11		812.500,00	812.500,00	4.062.500,00
6	22.06.11		812.500,00	812.500,00	3.250.000,00
7	22.09.11		812.500,00	812.500,00	2.437.500,00
8	22.12.11		812.500.00	812.500,00	1.625.000,00
9	22.03.12		812.500,00	812.500,00	812.500,00
10	22.06.12		812.500,00	812.500,00	0,00

Data in marked area depend on further interest developments and can therefore not be guaranteed

•
All other banks granting loans to TBS International Group i.e. Bank of America, The Royal Bank of Scotland, DVB Bank, Credit Suisse and AIG Commercial Equipment Finance Inc have waived their financial covenants - including the asset protection clause - required in their respective loan documentation through 31 March 2010.  Please confirm this in writing to us.

For this request we will increase the margin to 4,00% p.a. and will debit your current account no. 0523281004 with an arrangement fee of EUR 12,500.00.

Yours faithfully,

Joh. Berenberg, Gossler & Co. KG

                   /s/ Speer       /s/ Aschenbrenner
(Speer)                                (Aschenbrenner)

Accepted

SIGNED by

/s/ William J. Carr
for and on behalf of
Grainger Maritime Corp.